EXHIBIT 99.2

NO. 05-02962-M

FIRSTPLUS FINANCIAL GROUP,	§
INC., MICHAEL MONTGOMERY,	§	IN THE DISTRICT COURT
JACK DRAPER, and THE FIRSTPLUS	§
FINANCIAL GROUP GRANTOR	§
RESIDUAL TRUST,	§
§
Plaintiffs,	§
	§	OF DALLAS COUNTY, TEXAS
V.	§
§
GEORGE T. DAVIS and THE FPFI	§
CREDITOR TRUST,	§

§

Defendants.	§	298th JUDICIAL DISTRICT

ORDER GRANTING PLAINTIFFS’ MOTION

FOR PARTIAL SUMMARY JUDGMENT

Came on for consideration on the 17th day of February, 2006, the Plaintiffs’ Motion for Partial Summary Judgment. Due notice having been given, the parties appeared by and through their respective counsel, and the Court, having considered the Motion, Defendant George T. Davis’s Response, the competent and admissible evidence, and the argument of counsel, finds that the Motion is well-founded and should be, and hereby is, in all things, GRANTED. It is therefore

ORDERED, ADJUDGED and DECREED that Group is the sole beneficiary of the Group Trust; it is further

ORDERED, ADJUDGED and DECREED that Group, as the sole settlor and sole beneficiary, has the ability to appoint additional trustees; it is further

ORDERED, ADJUDGED and DECREED that Group properly appointed Montgomery and Draper as additional trustees; it is further

ORDER GRANTING PLAINTIFFS’ MOTION FOR PARTIAL SUMMARY JUDGMENT	Page 1

ORDERED, ADJUDGED and DECREED that by virtue of the appointment of additional trustees, Davis is not the sole trustee of the Group Trust; and it is further

ORDERED, ADJUDGED and DECREED that a majority of the appointed trustees are authorized to direct distributions from the Creditor Trust to the Group Trust.

SIGNED this 17th day of February, 2006.

/s/ Adolph Canales

JUDGE PRESIDING

ORDER GRANTING PLAINTIFFS’ MOTION FOR PARTIAL SUMMARY JUDGMENT	Page 2